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                                                                    EXHIBIT 99.2


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE



To Netzee, Inc.


    We have audited in accordance with auditing standards generally accepted in the United States, the financial statements of Netzee, Inc. included in this Form 10-K and have issued our report thereon dated February 8, 2000 (except with respect to the matters discussed in Note 16, as to which the date is March 24, 2000). Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule included as Exhibit
99.1 is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 8, 2000